As filed with the Securities and Exchange Commission on October 24, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Safeway Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3019135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5918 Stoneridge Mall Road

Pleasanton, California 94588

(925) 467-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Gordon

Senior Vice President and General Counsel

Safeway Inc.

5918 Stoneridge Mall Road

Pleasanton, California 94588

(925) 467-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith Benson, Esq.

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, California 94111-6538

(415) 391-0600

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities(5)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	(4)
Common Stock, par value $0.01 per share(6)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	(4)

(1)	Securities may be issued in U.S. dollars or the equivalent thereof in foreign currency or currency units.

(2)	Omitted pursuant to General Instruction II.E. to Form S-3 under the Securities Act of 1933, as amended, or the Securities Act.

(3)	An unspecified amount of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fees.

(5)	Debt securities may be issued in primary offerings or upon conversion of another series of debt securities registered hereby.

(6)	Shares of our common stock may be issued in primary offerings or upon conversion of debt securities registered hereby.

Safeway Inc.

Debt Securities and Common Stock

We may from time to time offer to sell, in one or more classes or series, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, our debt securities, our common stock, par value $0.01 per share, or any combination of our debt securities and our common stock. The debt securities that we may issue may consist of debentures, notes or other types of debt.

We will provide specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may sell these securities directly to investors or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts.

Our common stock is traded on the New York Stock Exchange under the symbol “SWY”. On October 24, 2011, the last reported sale price for our common stock on the New York Stock Exchange was $19.16 per share.

Our principal executive offices are located at 5918 Stoneridge Mall Road, Pleasanton, California 94588, and our telephone number is (925) 467-3000.

Investing in these securities involves certain risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 24, 2011

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. This prospectus, any accompanying prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is accurate only as of the date of that document. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

We may offer the securities directly to investors or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities. See the section entitled “Plan of Distribution” for more information.

In this prospectus, unless otherwise indicated or unless the context otherwise requires, the “Company,” “Safeway,” “we,” “us” and “our” refer to Safeway Inc. and its subsidiaries.

OUR COMPANY

We are one of the largest food and drug retailers in North America, with 1,681 stores at September 10, 2011. Our U.S. retail operations are located principally in California, Oregon, Washington, Alaska, Colorado, Arizona, Texas, the Chicago metropolitan area and the Mid-Atlantic region. Our Canadian retail operations are located principally in British Columbia, Alberta and Manitoba/Saskatchewan. In support of our retail operations, we have an extensive network of distribution, manufacturing and food-processing facilities. We also own and operate GroceryWorks.com Operating Company, LLC, an online grocery channel, doing business under the names Safeway.com, Vons.com and Genuardis.com.

We also have a 49% ownership interest in Casa Ley, S.A. de C.V., which operates approximately 168 food and general merchandise stores in Western Mexico as of January 1, 2011.

Blackhawk Network, Inc., or Blackhawk, our majority-owned subsidiary, provides third-party gift cards, prepaid cards, telecom cards and sports and entertainment cards through leading grocery, convenience and other retailers in Northern America, Europe and Asia.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, incorporated into this prospectus by reference, as updated by our subsequent filings under the Exchange Act of 1934, as amended, or the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before you decide to purchase our securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference contain certain forward-looking statements within the meaning of the federal securities laws. Such statements relate to, among other things, the intended use of the net proceeds from the sale of any securities under this prospectus, changes to the total closed store reserve; uses of cash; ability to borrow under commercial paper program and/or bank credit facilities; sufficiency of liquidity; indemnification obligations; dividend payments on our common stock; cash capital expenditures; outcomes of legal proceedings; the effect of new accounting standards; compliance with laws and regulations; pension plan expense and contributions; obligations and contributions under benefit plans; the rate of return on pension assets; total unrecognized tax benefits; amount of indebtedness; unrecognized compensation cost; and Lifestyle stores. Forward-looking statements contain information about our future operating or financial performance. Forward-looking statements are based on our current expectations and involve risks and uncertainties, which may be beyond our control, as well as assumptions. If assumptions prove to be incorrect or if known or unknown risks and uncertainties materialize into actual events or circumstances, actual results could differ materially from those included in or contemplated or implied by these statements. Forward-looking statements do not strictly relate to historic or current facts. Forward-looking statements are indicated by words or phrases such as “continuing,” “ongoing,” “expects,” “estimates,” “anticipates,” “believes,” “guidance” and similar words or phrases and the negative of such words or phrases.

The following are among the principal factors that could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements in this prospectus and the documents incorporated by reference herein:

•

General business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets;

•	Sales volume levels and price per item trends;

•	Pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors;

•	Results of our programs to control or reduce costs, improve buying practices and control shrink;

•	Results of our programs to increase sales;

•	Results of our continuing efforts to expand corporate brands;

•	Results of our programs to improve our perishables departments;

•	Results of our promotional programs;

•	Results of our capital program;

•	Results of our efforts to improve working capital;

•	Results of any ongoing litigation in which we are involved or any litigation in which we may become involved;

•	The resolution of uncertain tax positions;

•	The ability to achieve satisfactory operating results in all geographic areas where we operate;

•	Changes in the financial performance of our equity investments;

•

Labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future;

•	Failure to fully realize or delay in realizing growth prospects for existing or new business ventures, including our Blackhawk and Property Development Centers subsidiaries;

•	Legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk;

•	The cost and stability of fuel, energy and other power sources;

•	The impact of the cost of fuel on gross margin and identical-store sales;

•	Discount rates used in actuarial calculations for pension obligations and self-insurance reserves;

•	The rate of return on our pension assets;

•	The availability and terms of financing, including interest rates;

•	Adverse developments with regard to food and drug safety and quality issues or concerns that may arise;

•	Loss of a key member of senior management;

•	Data security or other information technology issues that may arise;

•	Unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments;

•	Adverse weather conditions and effects from natural disasters;

•	Performance in new business ventures or other opportunities that we pursue; and

•	The capital investment in and financial results from our Lifestyle stores.

We undertake no obligation to update forward-looking statements to reflect new information, events or developments after the date hereof. For additional information regarding these and other risks and uncertainties, see our most recent Annual Report on Form 10-K, as amended, subsequent Quarterly Reports on Form 10-Q and subsequent Current Reports on Form 8-K, and the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for general corporate purposes, including repaying or refinancing bank loans, commercial paper and other borrowings, and for working capital, capital expenditures and other acquisitions. The factors which we will consider in any refinancing will include the amount and characteristics of any debt securities issued and may include, among others, the impact of such refinancing on our interest coverage, debt-to-capital ratio, liquidity and earnings per share. We will set forth in a prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to that prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, pending the application of the net proceeds, we expect to reduce indebtedness under our commercial paper program or bank credit agreement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated are as follows:

	36 Weeks Ended September 10,	Fiscal Year
	2011	52 Weeks 2010	52 Weeks 2009	53 Weeks 2008	52 Weeks 2007	52 Weeks 2006
Ratio of earnings to fixed charges(a)	2.56x	2.59x	NM(b)	3.45x	3.14x	2.80x

(a)	For these ratios, “earnings” represents income before income taxes, the cumulative effect of accounting changes, net equity in earnings of unconsolidated affiliates, minority interest in subsidiary and fixed charges (other than capitalized interest). “Fixed charges” represents interest on indebtedness (including capitalized interest) and a share of rental expense which is deemed to be representative of the interest factor.

(b)	NM indicates not meaningful. In 2009, earnings were inadequate to cover fixed charges by approximately $969.3 million due to our recording non-cash goodwill impairment charges of $1,974.2 million, before tax.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued under the Indenture, dated as of September 10, 1997, which we refer to as the indenture, between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement to which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meaning specified in the indenture.

When we refer to “we,” “our” and “us” in this section, we mean Safeway Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, an officers’ certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the aggregate principal amount (references to the principal of the debt securities in this prospectus include the premium, if any, on the debt securities) and the following terms of the debt securities:

•	the title of the series of debt securities (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•	the price or prices (expressed as a percentage of the principal amount thereof) at which we will issue the debt securities of the series;

•

any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

•	the date or dates on which we will pay the principal on the debt securities of the series;

•

the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series will bear interest, the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where the principal of and interest, if any, on the debt securities of the series will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of the series and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities of the series, in whole or in part, at our option;

•

any obligation we have to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates, if any, on which and the price or prices at which we will repurchase debt securities of the series at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in bearer or fully registered form (and, if in fully registered form, whether the debt securities will be issued in the form of certificated debt securities or global debt securities);

•	the portion of principal amount of the debt securities of the series payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities of the series, which may be dollars or any foreign currency, including but not limited to the European Currency Unit, and if such currency of denomination is a composite currency other than the European Currency Unit, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest, if any, on the debt securities of the series will be made;

•

if payments of principal of or interest, if any, on the debt securities of the series will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of or interest, if any, on the debt securities of the series will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities of the series;

•

any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities of the series and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities of the series;

•	any other terms of the debt securities of the series, which may modify or delete any provision of the indenture as it applies to that series; and

•

any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities of the series if other than those appointed in the indenture. (Section 2.2)

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of our common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities (we refer to any debt security represented by a global debt security as a book-entry debt security) registered in the name of The Depository Trust Company, which we refer to as the Depositary, or a nominee, or a certificate issued in definitive registered form (we refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest, if any, on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.14.6)

We will make payments of principal of and interest, if any, on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. (Section 2.14.5) We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of or interest, if any, on a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security only if the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global debt security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. (2.14.2) We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any one of the following events:

•

default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of an Event of Default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. (Section 6.2)

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default or Event of Default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest, if any, on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the restrictive covenants contained in Sections 4.2 (SEC Reports), 4.3 (Compliance Certificate), 4.4 (Stay, Extension and Usury Laws), 4.6 (Taxes) and Section 5.1 (When Company May Merge, Etc.) of the indenture, as well as any additional covenants contained in a supplement to the indenture, a resolution of our board of directors or an officers’ certificate delivered pursuant to the indenture; and

•

any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series, which we refer to as covenant defeasance. (Section 8.4)

The conditions include:

•

depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York applicable to agreements made and to be performed in such state, without regard to the conflict of laws provisions thereof. (Section 10.10)

DESCRIPTION OF COMMON STOCK

The following is a summary of the rights of our common stock and related provisions of our Restated Certificate of Incorporation, as amended, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws. The description of our common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our Certificate of Incorporation and By-laws.

General

Pursuant to our Certificate of Incorporation, our authorized capital stock consists of 1.5 billion shares of common stock, par value $0.01 per share, and 25 million shares of preferred stock, par value $0.01 per share. As of October 11, 2011, we had outstanding 339.9 million shares of common stock and no outstanding shares of preferred stock. All shares of our common stock are fully paid and non-assessable.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Voting Rights

Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all action to be taken by stockholders, except for the election of directors in an election that is determined by our board of directors to be a contested election, which requires a plurality.

Liquidation

In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.

Other

Our common stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and By-laws

Some provisions of Delaware law and of our Certificate of Incorporation and By-laws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our By-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Calling Special Stockholder Meetings

Our Certificate of Incorporation and By-laws provide that special meetings of our stockholders may be called only by our board of directors, the Chairman of our board of directors, our president or by the holders of at least 25% in amount of our entire capital stock issued and outstanding, and entitled to vote.

Undesignated Preferred Stock

Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. This law prohibits a publicly-held Delaware corporation from engaging under certain circumstances in a business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include: any merger or consolidation involving us and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder; in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person. A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Listing

Our common stock is listed on the New York Stock Exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by institutions to purchase the securities under contracts providing for payment and delivery on future dates. The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The purchasers’ obligations under the contracts will not be subject to any conditions except that:

•	the purchase of the securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the securities are also being sold to underwriters, we will have sold to the underwriters the securities not sold for delayed delivery.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will provide in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The securities may or may not be listed on a national securities exchange.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

VALIDITY OF THE SECURITIES

The validity of any securities issued pursuant to this prospectus and any applicable prospectus supplement will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Any underwriters will be advised about other issues relating to any offering of securities by their own legal counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the financial statements and (2) expresses an unqualified opinion on the effectiveness of our internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement and related exhibits that we have filed with the SEC under the Securities Act. This prospectus and any accompanying prospectus does not contain all the information that is included in the registration statement. The registration statement contains additional information about us, the debt securities and our common stock. Any statements made in this prospectus or any accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC:

•

Annual Report on Form 10-K for the fiscal year ended January 1, 2011, as amended (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2011 Annual Meeting of Stockholders);

•	Quarterly Reports on Form 10-Q for the quarters ended March 26, 2011, June 18, 2011 and September 10, 2011;

•	Current Reports on Form 8-K filed on March 8, 2011 (with respect to Item 8.01 and Exhibit 99.1 only), as amended, March 16, 2011, May 25, 2011 and June 7, 2011; and

•	Description of our common stock contained in our registration statement on Form 8-A filed on February 20, 1990, as amended on March 27, 1990.

We are also incorporating by reference all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities under this prospectus (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, other than exhibits, unless those exhibits are specifically incorporated by reference in that information. You may request a copy of this information at no cost, by writing or telephoning us at the following address:

Investor Relations

Safeway Inc.

5918 Stoneridge Mall Road

Pleasanton, California 94588

(925) 467-3790

You should rely only on the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus. We have not authorized anyone else to provide you with different information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses to be paid by us, other than underwriting discounts and commissions, in connection with the distribution of the securities being registered hereby. All amounts shown are estimates.

SEC Registration Fees	$(1)
NYSE Listing Fees	(2)
Rating Agency Fees	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Printing Expenses	(2)
Blue Sky Fees and Expenses	(2)
Trustee/Issuing and Paying Agent Fees and Expenses	(2)
Transfer Agent Fees and Expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fees associated with this registration statement.

(2)

The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

As permitted by the Delaware General Corporation Law, our Certificate of Incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as our director, except for liability (i) for breach of the duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders) or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation law and Article III, Section 13 of our By-laws, under certain circumstances, provide for the indemnification of our officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of our By-laws.

In general, any officer, director, employee or agent will be held harmless to the fullest extent permitted by law and indemnified against expenses, including attorneys’ fees, fines, settlements or judgments, which were actually and reasonably incurred, in connection with a legal proceeding, other than one brought by or on behalf of us, to which he or she was a party as a result of such relationship, if he or she acted in good faith, and in the manner he or she believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by or on behalf of us, the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interest, but no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such Court of Chancery or such other court shall deem proper. Notwithstanding the above, except as otherwise provided in our By-laws, we shall be required to indemnify a covered person in connection with a proceeding (or part thereof) commenced by such covered person only if the commencement of such proceeding (or part thereof) by the covered person was authorized in the specific case by our board of directors.

We will make any indemnification under the previous paragraphs (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination will be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (i) by a majority vote of the directors who are not parties to such actions, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. To the extent that our present or former director, officer, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

We will pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by us as authorized by our By-laws. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as we deem appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of our By-laws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. If a claim for indemnification (following the final disposition of a proceeding) or payment of expenses under Section 13 of our By-laws is not paid in full within 90 days after we receive a written claim therefor, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, we have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Our board of directors may authorize, by a vote of a majority of a quorum of our board of directors, us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him or her against such liability under the provisions of Section 13 of our By-laws. Our board of directors may authorize us to enter into a contract with any person who is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if our board of directors so determines, greater than those provided for in Section 13 of our By-laws.

Our obligation, if any, to indemnify or to advance expenses to any person who was or is serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

Any repeal or modification of the foregoing provisions of Section 13 of our By-laws shall not adversely affect any right or protection thereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

We have also purchased insurance for our directors and officers for certain losses arising from claims or charges made against them in their capacities as our directors and officers.

Item 16. Exhibits

Exhibit Number	Description
1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of the registrant, as amended on May 14, 1996, May 12, 1998, June 15, 2004 and May 19, 2010 (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q, filed on October 18, 2011).

4.2	Amended and Restated By-laws of the registrant (incorporated by reference to Exhibit 3(ii) to the registrant’s Current Report on Form 8-K, filed on May 24, 2010).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4(i).2 to the registrant’s Registration Statement on Form S-1 (File No. 33-33388), filed on February 12, 1990).

4.4	Indenture, dated as of September 10, 1997, between Safeway Inc. and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to registrant’s Current Report on Form 8-K, filed on September 10, 1997).

4.5*	Form of Debt Security.

5	Opinion of Latham & Watkins LLP.

12.1	Statement regarding Computation of Ratios.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5 hereto).

24	Power of Attorney (included on the signature page hereto).

25.1	Statement of Eligibility of Trustee on Form T-1.

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on October 24, 2011.

SAFEWAY INC. (Registrant)

By:	/S/ ROBERT A. GORDON
Robert A. Gordon
Senior Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below does hereby constitute and appoint Robert L. Edwards and Robert A. Gordon, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN A. BURD Steven A. Burd	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2011

/S/ ROBERT L. EDWARDS Robert L. Edwards	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 24, 2011

/S/ DAVID F. BOND David F. Bond	Senior Vice President, Finance and Control (Principal Accounting Officer)	October 24, 2011

/S/ JANET E. GROVE Janet E. Grove	Director	October 24, 2011

/S/ MOHAN GYANI Mohan Gyani	Director	October 24, 2011

/S/ PAUL HAZEN Paul Hazen	Director	October 24, 2011

Signature	Title	Date

/S/ FRANK C. HERRINGER Frank C. Herringer	Director	October 24, 2011

/S/ KENNETH W. ODER Kenneth W. Oder	Director	October 24, 2011

/S/ T. GARY ROGERS T. Gary Rogers	Director	October 24, 2011

/S/ ARUN SARIN Arun Sarin	Director	October 24, 2011

/S/ MICHAEL S. SHANNON Michael S. Shannon	Director	October 24, 2011

/S/ WILLIAM Y. TAUSCHER William Y. Tauscher	Director	October 24, 2011

Exhibit Index

Exhibit Number	Description
1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of the registrant, as amended on May 14, 1996, May 12, 1998, June 15, 2004 and May 19, 2010 (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q, filed on October 18, 2011).

4.2	Amended and Restated By-laws of the registrant (incorporated by reference to Exhibit 3(ii) to the registrant’s Current Report on Form 8-K, filed on May 24, 2010).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4(i).2 to the registrant’s Registration Statement on Form S-1 (File No. 33-33388), filed on February 12, 1990).

4.4	Indenture, dated as of September 10, 1997, between Safeway Inc. and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to registrant’s Current Report on Form 8-K, filed on September 10, 1997).

4.5*	Form of Debt Security.

5	Opinion of Latham & Watkins LLP.

12.1	Statement regarding Computation of Ratios.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5 hereto).

24	Power of Attorney (included on the signature page hereto).

25.1	Statement of Eligibility of Trustee on Form T-1.

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.